Listing Report:Supplement No. 15 dated Jul 27, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 417428
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,700.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	22.01%	Starting borrower rate/APR:	23.01% / 25.29%	Starting monthly payment:	$143.25

Auction yield range:	8.27% - 22.01%	Estimated loss impact:	7.02%
Lender servicing fee:	1.00%	Estimated return:	14.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1993	Debt/Income ratio:	50%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	28 / 23	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	9y 3m
Amount delinquent:	$0	Revolving credit balance:	$45,540	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	cloud3	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay 'em off!
Purpose of loan:
This loan will be used to retire three accounts with very high interest rates and high monthly payments, and will free up about $250.00 a month which will be used to accelerate debt retirement.

My financial situation:
I am a great candidate for this loan! I have a long standing  credit history, substantial steady income,  and do not fall behind on my bills.   This will enable me attain my goal of becoming debt free according to my current four year plan (already underway). Very stable, two income family, and both of us have 9+ years with our current employers, with seniority and specialties that leave us invulnerable to lay-offs (an appointed judge, and an insurance compliance specialist). We have "leftover" debt from our years as underpaid (and once-a month) state employees and a business venture that didn't work out, and live pretty frugally now, but need to address our debt load more aggressively. Trying to balance paying down debt, managing day-to-day expenses, and maintaining a decent credit score.

Monthly net income: $ 8808.00 (both incomes)

Monthly expenses: $7747.35
  Housing: $ 1555.55
  Insurance: $ 279.00
  Car expenses: $ 687.00
  Utilities: $ 340.00
  Phone, cable, internet: $ 268.00
  Food, entertainment: $ 900.00
  Clothing, household expenses $ 175.00
  Credit cards and other loans: $ 3295.80
  Other expenses: $ 248.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418288
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	24.51%	Starting borrower rate/APR:	25.51% / 29.42%	Starting monthly payment:	$40.03

Auction yield range:	8.27% - 24.51%	Estimated loss impact:	7.08%
Lender servicing fee:	1.00%	Estimated return:	17.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1990	Debt/Income ratio:	51%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	20 / 18	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	43	Length of status:	14y 7m
Amount delinquent:	$0	Revolving credit balance:	$32,842	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	nexus2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
School expenses for sons
Purpose of loan:
This loan will be used to? buy school clothes and supplies for my sons; one will be a HS Freshman who is an avid soccer player and the other will be in 8th grade.

My financial situation:
I am a good candidate for this loan because? I have been with the same employer for over fourteen years.  I am current with all of my financial obligations and believe that paying one's obligations is a definite must.  I am currently making a concentrated effort to reduce my debt (hoping to be debt free in the next few years) and increase my credit score.

Monthly net income: $ 6886     Including spouses income

Monthly expenses: $
  Housing: $ 1267
  Insurance: $ 300
  Car expenses: $0
  Utilities: $300
  Phone, cable, internet: $ 150
  Food, entertainment: $ 300
  Clothing, household expenses $ 50
  Credit cards and other loans: $ 1633
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418294
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$222.98

Auction yield range:	14.27% - 19.00%	Estimated loss impact:	15.54%
Lender servicing fee:	1.00%	Estimated return:	3.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Dec-1998	Debt/Income ratio:	29%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$20,537	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	four0threeb	Borrower's state:	Maryland	Borrower's group:	College Graduates Under 30
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	620-640 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	(Feb-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Gotta pay off that car
Purpose of loan:
This loan will be used to pay off my auto loan.

My financial situation:
I am a good candidate for this loan because I had a previous loan with Prosper for my student loans and never missed a payment.

Monthly net income: $ 2800

Monthly expenses: $
  Housing: $
  Insurance: $
  Car expenses: $
  Utilities: $
  Phone, cable, internet: $
  Food, entertainment: $
  Clothing, household expenses $
  Credit cards and other loans: $
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418300
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	17.25%	Starting borrower rate/APR:	18.25% / 20.46%	Starting monthly payment:	$272.08

Auction yield range:	11.27% - 17.25%	Estimated loss impact:	10.40%
Lender servicing fee:	1.00%	Estimated return:	6.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-2002	Debt/Income ratio:	46%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$7,679	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	duck2006	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	720-740 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	600-620 (Apr-2008)
Principal balance:	$3,198.16	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to pay off some high interest credit cards. I have never missed a payment ever but some banks such as Chase will not lower my interest rate. I have has success with other credit cards being lowered but not them for what ever reason.

My financial situation:
I am a good candidate for this loan because I have a steady job and have never missed a payment on anything.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418314
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jun-1993	Debt/Income ratio:	42%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	18 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	2y 10m
Amount delinquent:	$0	Revolving credit balance:	$47,781	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	BillC58	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	640-660 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	680-700 (Aug-2007)
Principal balance:	$6,257.12	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Debt Consolidation
Purpose of loan:
Consolidate high onterest debt to lower payment

My financial situation:
Will work second job if necessary to make sure all obligations are always paid

Monthly net income: $ 4900

Monthly expenses: $
  Housing: $ 2300
  Insurance: $ 40
  Car expenses: $285
  Utilities: $ 250
  Phone, cable, internet: $ 250
  Food, entertainment: $ 100
  Clothing, household expenses $
  Credit cards and other loans: $ 600
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418320
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$79.52

Auction yield range:	8.27% - 24.00%	Estimated loss impact:	7.07%
Lender servicing fee:	1.00%	Estimated return:	16.93%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1978	Debt/Income ratio:	50%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	19 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	8y 9m
Amount delinquent:	$0	Revolving credit balance:	$30,945	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	hopheadmike	Borrower's state:	California	Borrower's group:	Large Money Loans for AA,A,B,C & D Credits
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off high int, credit cards
Purpose of loan:
This loan will be used to? pay off a few creditcards with over 29% interest

My financial situation:
I am a good candidate for this loan because? I have loaned out over 3000 dollars on prosper and would like to get my own credit in line

Monthly net income: $ 6666

Monthly expenses: $
  Housing: $ 2463
  Insurance: $ 60
  Car expenses: $ 450
  Utilities: $ 200  Phone, cable, internet: $ 100
  Food, entertainment: $ 200
  Clothing, household expenses $
  Credit cards and other loans: $
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418322
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,250.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$254.89

Auction yield range:	4.27% - 15.00%	Estimated loss impact:	2.16%
Lender servicing fee:	1.00%	Estimated return:	12.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1996	Debt/Income ratio:	39%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	15 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	8y 1m
Amount delinquent:	$0	Revolving credit balance:	$48,150	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	hope-candy	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reduce Debt/Home Improvements
Purpose of loan:
This loan will be used to pay off my bills/debt/home improvements. It will also help out my family with the home improvements and we need to make some improvements before an inspector comes and takes a look at it.

My financial situation:
I am a good candidate for this loan because I never filed for bankruptcy and pay my bills on time. I have a good credit score and I will be able to pay off the loan in less then 36 months.

Monthly income: $3600
Housing $1620
Phone,internet,cable $130
Association $126
Food/entertainment $100
Utilities $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418326
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$318.39

Auction yield range:	17.27% - 29.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-2000	Debt/Income ratio:	65%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	11 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	5y 0m
Amount delinquent:	$0	Revolving credit balance:	$8,854	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	jpb111	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Baby, debt consolidation
Purpose of loan:
I have a new baby and this loan is going to be used to get some of my debts consolidated so I can get control of all of my finances and get going down that positive path of becoming debt-free.

My financial situation:
I have a great, steady job and can make the payments! I just need someone to help me start to get my debts in order!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418334
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$929.09

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jul-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	12 / 9	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	28	Length of status:	7y 3m
Amount delinquent:	$0	Revolving credit balance:	$28,674	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	44%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	enthralling-power9	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying a new ice-cream parol
Purpose of loan:

the purpose of this loan is that i am buying another ice cream parlor , which i am going to convert it into baskin robins

My financial situation:

i am currently looking for a loan, to be completely honest,  i have 55,000, but the owner of the place wants 120,000 , the place does around 1.2M a year so its a good buy , also there is nothing wrong with the place but the owner is leaving the country to move back to his homeland, so i am trying to get as close as i can without using my credit cards, loans works better because i have more time to pay it off and plus the interest rates are a lot better, so please if you any of you can help me out that would be really helpful and i will also contribute to this website.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418340
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.97%	Starting borrower rate/APR:	16.97% / 19.17%	Starting monthly payment:	$356.38

Auction yield range:	6.27% - 15.97%	Estimated loss impact:	5.28%
Lender servicing fee:	1.00%	Estimated return:	10.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1996	Debt/Income ratio:	16%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	11y 4m
Amount delinquent:	$0	Revolving credit balance:	$11,626	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	42%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	cleansing5	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off credit cards
Purpose of loan:
This loan will be used to? pay off credit cards.  I'm tired of paying hundreds of dollars a month and making no progress.

My financial situation:
I am a good candidate for this loan because? I've been steadily employed with the same company for eleven years and I have been a homeowner for eight years. I want to use my income to pay off my debt to build a secure life for my wife and three sons.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418125
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1994	Debt/Income ratio:	63%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	27y 10m
Amount delinquent:	$0	Revolving credit balance:	$6,779	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	BakerBum	Borrower's state:	Georgia	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 76% )	640-660 (Latest)
Principal borrowed:	$3,001.00	< mo. late:	5 ( 24% )	560-580 (Oct-2007) 520-540 (Sep-2007) 520-540 (Aug-2007)
Principal balance:	$1,585.02	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Buying a leased car
Purpose of loan:
This loan will be used to  put down on buying my leased car.  I believe they will be willing to loan me the rest from Ford Credit if I have at least this much,
My financial situation:
I am a good candidate for this loan because I have cleaned up my credit quite a lot and have made this my personal goal.  I am a conscientious and hard working person who will pay this back.

Monthly net income: $  2,100, plus $126 per month VA

Monthly expenses: $
  Housing: $ no payment, as I live in the house my mother left me
  Insurance: $ 32.00 per year
  Car expenses: $ 100.00 per month for gas
  Utilities: $ 150  Phone, cable, internet: $  55.00
  Food, entertainment: $ 300
  Clothing, household expenses $ 50
  Credit cards and other loans: $ 450
  Other expenses: $ car insurance is $47.00 per month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418217
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.81%	Starting monthly payment:	$37.68

Auction yield range:	11.27% - 20.00%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-2005	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	2	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$3,094	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	40%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	first-class-responsibility	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
For Investing; No Risk, Proof Shown
Purpose of loan:
This loan is to provide some long-term leverage towards a self-managed portfolio dedicated to taking advantage of the financial markets during an uncertain period characterized by high volatility.

That said, I am well-experienced with the use of investing in various exchange-traded funds and stocks.  My expertise in particular has been narrowed to the additional trading of options that complement these investment positions.  By primarily selling covered calls as a conservative trading methodology, I have found that even in the midst of a stale market as in the one we see today, I am still able to receive a stable return that can fair much more favorably then the applied interest rates to this requested loan.

My financial situation:

As personal investor with over $100,000 in net worth, a stable occupation with the Los Angeles County, and virtually no debt, I believe that I more than justify the loan amount pursued. The debt that I do have is about $1500 on my credit card, which is at a 0% introductory APR rate, and exists because I feel like I can better use that money investing for the time being until the introductory rate expires. Also, my credit score is somewhat lower than what it should be due to the fact that i opened up a credit card recently, checked my credit score, and tried to pursue & eventually withdraw from obtaining a loan at several p2p loans providers at the best rate possible only to find out that my credit score was lowered in the midst of too many inquiries.

income: ~2600/mo

My expenses:
living: 800/mo
God: 260/mo
food: 200/mo
girlfriend: 100/mo

IMPORTANT:
Proof of Etrade Account Value: http://i207.photobucket.com/albums/bb125/Cheeriotown/proof4prosper.jpg
I think its worthwhile to note that this is just one account, but should fully prove that i do have enough capital to keep your investment in me safe. When it comes down to it, its just a great time to invest, and I think I can do much better than what you can do on me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418247
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Oct-1993	Debt/Income ratio:	23%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	3y 8m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	32	Homeownership:	No
Inquiries last 6m:	0
Screen name:	refined-compassion	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for Esthetician Program
Purpose of loan:
This loan will be used to?
help pay for tuition for myself at a local Esthetician/Massage school.  I have been very interested over the past several years in becoming a licensed Esthetician, but have not been able to have that dream fulfilled, as tuition is quite expensive.  I qualify for tuition assistance through the school, but the full tuition is not covered.  I have had to put that dream on hold, as I haven?t had the lump-sum to pay to be able to attend. I was watching the CBS Early Show this morning and one of the topics being discussed was ways to get cash other than thru banks and they made mention of this website and explained the ?peer to peer? lending concept.  A sudden excitement came over me and I would greatly appreciate this opportunity!

My financial situation:
I experienced financial difficulty in 2006 and 2007.  It was not a result of one, but of many circumstances that led me to filing bankruptcy in December of 2007.  I believe that I have learned a lot and would appreciate the opportunity to prove myself an excellent credit risk.

I am a good candidate for this loan because?
I would appreciate a second chance in being able to accomplish and complete something that I have a passion in, skin care.  I would also like a 2nd chance to prove myself credit worthy.

Monthly net income: $ 2750 approx

Monthly expenses: $
  Housing: $ 730
  Insurance: $ 50
  Car expenses: $ 538
  Utilities: $ 100
  Phone, cable, internet: $ 100
  Food, entertainment: $ 200
  Clothing, household expenses $ 50
  Credit cards and other loans: $
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418271
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1995	Debt/Income ratio:	5%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	0y 4m
Amount delinquent:	$294	Revolving credit balance:	$4,833	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	46%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	2
Screen name:	top-established-market	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for Fall 2009 season
Purpose of loan:
This loan will be used to produce Fall 2009 inventory for Allison Parris (www.allisonparris.com)

My financial situation:
I have a very good annual income ($210,000) and have a good history of paying all of my bills and student loans on time.

Monthly net income: $ 16,153.00

Monthly expenses: $
  Housing: $ 2,250
  Insurance: $ 0
  Car expenses: $ 0
  Utilities: $ 150
  Phone, cable, internet: $ 100
  Food, entertainment: $ 400
  Clothing, household expenses $ 500
  Credit cards and other loans: $ 0
  Other expenses: $ 500 (student loans)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418275
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,400.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$334.75

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Nov-2000	Debt/Income ratio:	Not calculated
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	18 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$17,066	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	laflakita88	Borrower's state:	NewYork	Borrower's group:	Debt Consolidation (Credit Card and Loan)
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	600-620 (Latest)
Principal borrowed:	$5,400.00	< mo. late:	0 ( 0% )	720-740 (Sep-2008) 640-660 (May-2007) 640-660 (May-2007)
Principal balance:	$1,910.05	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
New Restaurant
Purpose of loan:
This loan will be used to buy the restaurant furniture, including tables and booths, menu?s some kitchen supplies such as pans, preparing table, taco makers, etc.

I am very excited about opening our restaurant. The only thing that is stopping us is the money and getting the previous things mentioned to open. My husband and I currently both work full time but when we are ready to open the restaurant we will be pouring all our time and energy into our own business. We currently have $8000.00 saved for this restaurant.

Our business plan is to sell $700.00 per day, $21,000 per month. We hope to slowly and surely pick of more sales especially once we get the liquor license. After paying our rent, utilities and taxes, payroll, leased equipment which is approximately estimated at $5400 per month, with our sales being $21,000 we are left with $15,600. If worse comes to worse, but I am optimistic, and realistic, if we only were to sell $525 per day it still WOULD BE enough to pay everything and still make our income.

We are not looking to become "rich" off our restaurant. We have just always wanted to be our own boss and are finally turning that goal and dream into a reality (WITH YOUR HELP!!) I'd rather work 65 hours a week for myself, than 40 hours a week for someone else.

My financial situation:
I am a good candidate for this loan because I have never defaulted on any loan I have had. I always pay on time and I am very responsible with budgeting money and would never not pay on something I owe. I am very disappointed that my credit score has dropped since last year. It is a surprise to me. I do believe it is because I have used my credit card a lot for emergencies since last year. And my husband and I bought a brand new car a couple months ago.

My husband and I our both currently working in Restaurants and have 3 ½ years of customer service experience and are ready to move on to the next level. I have also managed a restaurant for a short amount of time.

Current Monthly net income: $ 2020
(Husband?s Income, All extra) $2100 leaves money for NEW prosper loan!

Monthly expenses: $ 1585
Housing: $ 350
Insurance: $ 165
Car expenses: $500
Utilities: $ 85
Phone, cable, internet: $ 135
Food, entertainment: 150
Clothing, household expenses $ 35
Credit cards and other loans: $ 115
Other expenses: $ 50

Please everyone give us an opportunity, please consider bidding on my loan. As you can see I have never even paid late on my current prosper loan. Thank you again for reading. Please any questions feel free to ask. Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418315
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,775.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$125.53

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-2004	Debt/Income ratio:	40%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	28y 7m
Amount delinquent:	$0	Revolving credit balance:	$13,009	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	SSpenneberg	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards and misc!
Purpose of loan:
This loan will be used to pay a big chunk of credit cards off and get my car fixed so I can drive to visit my kids in Florida. My youngest and his wife and my two beautiful grandchildren who I have not seen in almost 2 years would love for me to come to visit. But I have a few things I need to get in order and fixed on my clunker in order to get there.

My financial situation:
I am a good candidate for this loan because I am a responsible 64 year old woman who pays all her bills on time and has had the same job as a waitress for over 27 years at the same employer. I may be getting old but I am young at heart and my family is my entire being. I pride myself in my ability to manage and pay all my bills with no assistance while raising my 15 year old grandson. I make more than than any waitress I know but then again I guess I better after this many years. I own my trailer and have lived in it for over 15 years and as long as a tornado doesn't take us out..i will still be living there! One loan that I have is actually being paid by my eldest son when he went through a nasty divorce and custody hearing.

Monthly net income: $ 1800-2100 varies

Monthly expenses: $ 1029
  Housing: $ 150 lot rent
  Insurance: $ 74
  Car expenses: $ 80 Gas
  Utilities: $ 175
  Phone, cable, internet: $ 150
  Food, entertainment: $ 0
  Clothing, household expenses $ 50
  Credit cards and other loans: $ 350
  Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418317
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,250.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 28.27%	Starting monthly payment:	$49.81

Auction yield range:	11.27% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1997	Debt/Income ratio:	24%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	7 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	4y 6m
Amount delinquent:	$0	Revolving credit balance:	$16,557	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	moola-mogul2	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Interior Design school
Purpose of loan:
This loan will be used to? pay for admission to Interior Design training. I have wanted to get this training for quite some time and I realize that I need to do it now.
It's what I have wanted to do since high school but was afraid to try. Now I'm not afraid.

My financial situation:
I am a good candidate for this loan because? I already have a permanent full time job and I am hoping to change career fields to one that is more profitable and more enjoyable for me. I appreciate being given the chance to do something different with my life.

Monthly net income: $ 1,900.00

Monthly expenses: $ 1,475.00
  Housing: $ 500.00
  Insurance: $ 50.00
  Car expenses: $ 50.00
  Utilities: $ 150.00
  Phone, cable, internet: $ 75.00
  Food, entertainment: $ 250.00
  Clothing, household expenses $ 50.00
  Credit cards and other loans: $ 250.00
  Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418323
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-2003	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	7 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	7	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$17,990	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	magnetic-responsibility	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finish development on phone system
Purpose of loan:
This loan will be used to finish development on an amazing VoIP phone server that will then be sold via network of skilled resellers with current client bases. Our product will be bundled and billed as a full service solution with many vary important features. Our company also will provide the phone service keeping a recurring bill. That will continue to produce revenue indefinitely.

My financial situation:
I am a good candidate for this loan because only two things matter to me the first being my company and the second my good name. My company is at a tipping point to were we are breaking even or pulling in a little bit of profit every month. We have been developing this new product for the last two years and it is now time to build the prototypes and get them it in the hand of resellers.

Monthly net recurring income: $1570 + 760 to 2000 (depending on support agreements) + 500 to 5000 (other projects that finish in a given month)

Monthly expenses: $
  Housing: $ 1200
  Insurance: $
  Car expenses: $ 320
  Utilities: $
  Phone, cable, internet: $ 1000
  Food, entertainment: $
  Clothing, household expenses $
  Credit cards and other loans: $ 500
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418325
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1995	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	5 / 4	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	20	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$5,453	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	workingstiff07	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	660-680 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
trying to pay off bills
Purpose of loan:
This loan will be used to? pay off  some bills consolidate

My financial situation:
I am a good candidate for this loan because? I always pay bills on time

Monthly net income: $ 1324

Monthly expenses: $
  Housing: $ 171.50
  Insurance: $ 42
  Car expenses: $ 233.00
  Utilities: $ 54.00
  Phone, cable, internet: $ 60.00
  Food, entertainment: $ 100
  Clothing, household expenses $ 75.00
  Credit cards and other loans: $ 383.00
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418331
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.42%	Starting borrower rate/APR:	10.42% / 12.77%	Starting monthly payment:	$48.70

Auction yield range:	4.27% - 9.42%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2002	Debt/Income ratio:	13%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$4,718	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	33%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	return-orbiter	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate debt at a lower interest rate than credit cards can provide.

My financial situation:
I am a good candidate for this loan because I have a stable job with good prospects of advancement and higher wages within the next year.

Monthly net income: $ 1710

Monthly expenses: $
  Housing: $ 600
  Insurance: $ 60
  Car expenses: $ 200 (gas)
  Utilities: $ 0
  Phone, cable, internet: $ 0
  Food, entertainment: $ 200
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 300
  Other expenses: $ 100 (cell phone)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418335
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$294.03

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1997	Debt/Income ratio:	32%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	5y 11m
Amount delinquent:	$0	Revolving credit balance:	$3,904	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	34%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	2
Screen name:	heatherrae06	Borrower's state:	Ohio	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards!
Purpose of loan:
This loan will be used to? pay off my high interest credit cards

My financial situation:
I am a good candidate for this loan because?I pay all of my bills on time and I have been with my current employer for almost 6 years.

Monthly net income: $ 1900 + comissions and bonuses + $1600 income from my husband

Monthly expenses: $ 1982
  Housing: $0 I manage an apartment community so I pay no rent
  Insurance: $225 for life and vehicle
  Car expenses: $ 407
  Utilities: $ 150
  Phone, cable, internet: $ 100
  Food, entertainment: $300
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 600 paying at least 3 times the minimum
  Other expenses: $ 100 diapers
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418337
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$185.82

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-2004	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	2 / 1	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	7	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	1
Screen name:	diversification-balancer	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a used car to get to school
Purpose of loan:
I am requesting a $5,000.00 loan to buy a used car. I need a car, because my current vehicle will not hold up to the daily driving required to get me to school.

My financial situation:
I am a good candidate for this loan because although I do not work, I collect a steady income from my Army disability. I just got out of the Army a month ago. The army will also be paying for my school and giving me a monthly stipend to live on. That amount alone will easly cover my payments and my daily living expences. The only reason I am not currently working is because I am trying to concentrate on my school work.

Monthly net income: $
$2,000.00
Monthly expenses: $
  Housing: $500.00
  Insurance: $150.00
  Car expenses: $0
  Utilities: $0
  Phone, cable, internet: $130.00
  Food, entertainment: $30.00
  Clothing, household expenses $10.00
  Credit cards and other loans: $0
  Other expenses: $0
Information in the Description is not verified.